Exhibit 10.1

J & J SNACK FOODS CORP.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

This J & J Snack Foods Corp. Amended and Restated Long-Term Incentive Plan (this “Plan”), hereby amends and restates the J & J Snack Foods Corp. 2017 Stock Option Plan in its entirety.

1.	Purpose of Plan

The purpose of the Plan contained herein is to provide additional incentive to officers, directors, key employees and key consultants of J & J Snack Foods Corp. (the “Corporation”) and each present or future parent or subsidiary corporation of the Corporation by encouraging them to acquire a proprietary interest in the Corporation along with an increased personal interest in the Corporation’s continued success and progress, to the mutual benefit of directors, employees and shareholders, thereby providing such persons with incentives to maximize shareholder value and otherwise contribute to the success of the Corporation and enabling the Corporation to attract, retain and reward the best available persons for positions of responsibility.

2.	Definitions

(a)      “Awards” means grants of Incentive Stock Options or Non-qualified Stock Options, restricted stock, restricted stock units, performance awards, deferred stock units or any combination of the foregoing made under the Plan.

(b)     “Annual Fee” shall mean the cash portion of any annual fee to which a non-employee director is entitled under the Corporation’s director compensation policy, as may be amended from time to time.

(c)     “Board” means the board of directors of the Corporation.

(d)     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(e)     “Committee” means a Committee appointed by the Board.

(f)     “Common Stock” means the Corporation’s common stock, no par value per share.

(g)     “Disability” unless otherwise defined in a Participant’s Grant Agreement, means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Corporation long-term disability plan or as otherwise determined by the Committee.

(h)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, promulgated by the SEC.

(i)     “Fair Market Value” of a share of Common Stock on any particular date shall mean the last reported sale price of a share of the Common Stock on the NASDAQ National Market System, as reported by NASDAQ, or on any stock exchange on which such stock is then listed or admitted to trading, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Committee.

(j)     “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(k)     “Grant Agreement” means the written (whether in print or electronic form) agreement that each Participant to whom an Award is made under the Plan is required to enter into with the Corporation containing the terms and conditions of such grant as are determined by the Committee and consistent with the Plan.

(l)     “Incentive Stock Option” means an option which satisfies all of the requirements of Section 422 of the Code.

(m)     “Non-qualified Stock Option” means an option which either does not satisfy all of these requirements of an Incentive Stock Option or by its terms specifies at the time of grant that it will not be treated as an Incentive Stock Option.

(n)     “Participant” means any officers, directors, key employees and key consultants of the Corporation and each present or future parent or subsidiary corporation of the Corporation who has been selected by the Committee to participate in the Plan.

(o)     “Retirement” (i) for any non-director, unless otherwise determined by the Committee, means termination of service as a non-director after at least 15 years of service by such non-director, and (ii) for any director, unless otherwise determined by the Committee, means termination of service as a director after at least five years of Board service by such director.

(p)     “SEC” means Securities and Exchange Commission.

3.	Aggregate Number of Shares

800,000 shares of Common Stock shall be the aggregate number of shares, which may be issued under the Plan. Reacquired shares of Common Stock, as well as unissued shares, may be used for the purpose of the Plan. Common Stock subject to options, which have terminated unexercised, either in whole or in part, shall be available for future options granted under the Plan. No optionee shall be granted options to acquire more than 30,000 shares of Common Stock during any calendar year under the Plan. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Corporation (“Substitute Awards”) shall not reduce shares available under Plan. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under the Plan and shall not reduce the number of shares available under the Plan, except as required by the rules of any applicable stock exchange.

4.	Class of Persons Eligible to Receive Awards

All officers, directors and key employees of the Corporation and of any present or future parent or subsidiary corporation of the Corporation are eligible to receive Awards under the Plan. All key consultants to the Corporation are also eligible to receive Awards under the Plan. The individuals who shall, in fact, receive Awards under the Plan shall be selected by the Committee, in its sole discretion, except as otherwise specified in the Plan.

5.	Administration of Plan

(a)     The Plan shall be administered by the Committee. The Committee shall consist of a minimum of two and a maximum of five members of the Board, each of whom shall be (i) an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); (ii) a non-employee director under Rule 16b-3 of the Exchange Act and (iii) an “independent director” under the rules of any national securities exchange on which the Common Stock is listed for trading. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan; (ii) determine the form and substance of grants made under the Plan to each plan Participant, and the conditions and restrictions, if any, subject to which such grants will be made, including whether the Award of a stock option shall be an incentive stock option or a non-qualified stock option, the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability (provided, however, that no option shall be exercisable within one (1) year from the date of its grant), and, subject to Section 6 of the Plan, the price at which each of the options is exercisable and the duration of the option; (iii) determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan; (iv) certify that the conditions and restrictions applicable to any grant have been met; (v) modify the terms of grants made under the Plan; (vi) interpret the Plan and Grant Agreements entered into under the Plan; (vii) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or services for purposes of the Plan; (viii) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States; (ix) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate; and (x) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Corporation with respect to the Plan. Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 17: (i) reduce the exercise price following the grant of an option; (ii) exchange an option which has an exercise price that is greater than the Fair Market Value of a share for cash or share or (iii) cancel an option in exchange for a replacement option or another Award with a lower exercise price. Decisions of the Committee on all matters relating to the Plan, any Award granted under the Plan and any Grant Agreement shall be in the Committee’s sole discretion and shall be conclusive and binding on the Corporation, all Participants and all other parties, unless an arbitration or other provision is expressly provided in a Participant’s Grant Agreement. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Corporation shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Corporation in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

(b)     The Committee shall adopt such rules for the conduct of its business and administration of the Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the Awards issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the Awards issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to the Committee or the Board, or for the acts or omissions of any other member(s) of the Committee or the Board. Subject to the numerical limitations on Committee membership set forth in Section 5(a) hereof, the Board may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies on the Committee, however caused, may be filled by the Board, if it so desires.

6.	Incentive Stock Options and Non-Qualified Stock Options

(a)     Options issued pursuant to the Plan may be either Incentive Stock Options granted pursuant to Section 6(b) of the Plan or Non-Qualified Stock Options granted pursuant to Section 6(c) of the Plan, as determined by the Committee. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for Incentive Stock Options and Non-Qualified Stock Options issued under the Plan shall be equal to at least the Fair Market Value of the Common Stock on the date of the grant of the option.

(b)     Incentive Stock Options shall be exercisable for a period determined by the Committee, but not to exceed the expiration of ten years from the date such options are granted, unless terminated earlier under the terms of the option. Each of the options granted pursuant to this Section 6(b) is intended, if possible, to be an “Incentive Stock Option” as that term is defined in Section 422 of the Code and the regulations thereunder. In the event the Plan or any option granted pursuant to this Section 6(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, the Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

(c)     Non-Qualified Stock Options shall expire as determined by the Committee, but such period shall not exceed ten years after the date they are granted, unless terminated earlier under the option terms. Subject to the authority of the Committee set forth in Section 5(a) hereof, Non-Qualified Stock Options issued to directors and key consultants pursuant to the Plan shall be issued in the form determined by the Committee from time to time.

(d)     Neither the Corporation nor any of its current or future parent corporations, subsidiary corporations or affiliates, nor their officers, directors, shareholders, committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 6(b) of the Plan does not qualify as an “Incentive Stock Option” as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax benefits of such an Incentive Stock Option; or (iii) any option granted pursuant to Section 6(c) of the Plan is an “Incentive Stock Option”.

(e)     Notwithstanding any other provision of the Plan, and without limiting the ability to receive additional options under the Plan, on the last day of the Corporation’s fiscal year the Chief Executive Officer of the Corporation shall, subject to the approval of the Compensation Committee of the Corporation’s Board (the “Compensation Committee”), be granted an option to purchase 20,000 shares of the Corporation’s Common Stock. Such option shall be for a period of ten (10) years and shall be issued at the fair market value, as determined by the Compensation Committee, of the Corporation’s Common Stock on the date of grant of such options. In the event of any change in the capitalization of the Corporation, such as by stock dividend, stock split or what the Board of the Corporation deems in its sole discretion to be similar circumstances, the number and kind of shares which may be issued under this paragraph shall be automatically adjusted by the Board of the Corporation.

(f)     Except as otherwise provided in Section 422 of the Code and regulations thereunder or any successor provision, no Incentive Stock Option granted pursuant to the Plan shall be transferable other than by will or the laws of descent and distribution. Except as otherwise provided by the rules and regulations of the Securities and Exchange Commission, the Committee may provide that a Non-Qualified Stock Options is transferable to any “family member” of the optionee by gift or qualified domestic relations order. For purposes of this Section 6(f), a family member includes any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant or employee), trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) controls the management of assets, and any other entity in which these persons or the grantee own more than 50% of the voting interests.

7.	Restricted Stock; Restricted Stock Units

(a)     The Committee may at any time and from time to time grant shares of restricted stock or restricted stock units under the Plan to such Participants and in such amounts as it determines. Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Corporation at the end of the vesting period (the “Vesting Period”) applicable to such unit the Fair Market Value of one share of Common Stock, unless the Participant has elected at a time that complies with Code Section 409A to defer the receipt of shares of Common Stock.

(b)     Each grant of restricted stock units or shares of restricted stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such units or shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of units or shares that are part of the grant; provided, however, if the vesting condition for any Award, other than an Incentive Stock Option or Non-qualified Stock Option, that is settled in Common Stock (including Awards of restricted stock and restricted stock units) (a “Full Value Award”), relates (x) exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with thirty-three and one-third percent (33%) of the Award vesting every 12 months from the date of the Award, subject to Section 7 and (y) to the attainment of specified performance goals, such Full Value Award shall vest over a performance period of not less than one (1) year. The Committee shall not waive or modify any vesting condition for a Full Value Award after such vesting condition has been established with respect to such Award.

(c)     Except as otherwise provided in any Grant Agreement, the Participant will be required to pay the Corporation the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless such shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing shares of restricted stock granted under the Plan will be held in escrow by the Corporation on the Participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor.

(d)     Restricted stock units may be granted without payment of cash or consideration to the Corporation. Except as otherwise provided in any Grant Agreement, on the date the restricted stock units become fully vested and nonforfeitable, the Participant shall receive, upon payment by the Participant to the Corporation of the aggregate par value of the shares of Common Stock underlying each fully vested restricted stock unit, stock certificates evidencing the conversion of restricted stock units into shares of Common Stock.

(e)     Except as otherwise provided in any Grant Agreement, with respect to shares of restricted stock, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Participant’s shares of restricted stock shall be subject to the same restrictions as then in effect for the shares of restricted stock, provided that any dividends on shares of restricted stock that vest based upon the satisfaction of any performance conditions shall be accumulated and paid at the time the underlying performance conditions are satisfied. Except as otherwise provided in any Grant Agreement, with respect to the restricted stock units, during such period of restriction the Participant shall not have any rights as a shareholder of the Corporation; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Corporation to the Participant at such time as the deferred stock units are converted into shares of Common Stock.

8.	Performance Awards

(a)     Performance awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the size and composition of performance awards granted to a Participant and the appropriate period over which performance is to be measured (a “Performance Cycle”). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance shares, the value of each such share being equal to the Fair Market Value of a share of Common Stock.

(b)     The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee; provided that, payment of any performance award that is intended to qualify as “qualified performance-based compensation” within the meaning of Treasury Regulation §1.162-27(e) shall be based solely on the satisfaction of pre-established, objective goals determined with reference to one or more of the following performance factors: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; diluted or basic; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; stock price; productivity; customer satisfaction; employee satisfaction; and total shareholder return for the applicable Performance Period, all as computed in accordance with Generally Accepted Accounting Principles (if relevant) as in effect from time to time and as applied by the Corporation in the preparation of its financial statements and subject to such other special rules and conditions as the Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. These performance factors may be absolute or relative (to prior performance of the Corporation or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.

(c)     The Committee shall establish performance goals and objectives for each Performance Cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Corporation, one or more of its subsidiary corporations or divisions or any combination of the foregoing. During any Performance Cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

(d)     The Committee shall determine the portion of each performance award that is earned by a Participant on the basis of the Corporation’s performance over the Performance Cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in shares, other Corporation securities or any combination thereof, as the Committee may determine.

(e)     A Participant must be a director, officer or employee of, or otherwise perform services for, the Corporation or its subsidiary corporations at the end of the Performance Cycle in order to be entitled to payment of a performance award issued in respect of such cycle.

9.	Deferred Stock Units

(a)     Deferred stock units (A) may be granted to Participants at any time and from time to time as determined by the Committee, and (B) shall be issued to Participants who elected prior to the date the restricted stock units were granted to defer delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of their restricted stock units. All elections with respect to deferred stock units shall be made in accordance with the election and distribution timing rules in Code Section 409A.

(b)     Except as otherwise provided in any Grant Agreement, deferred stock units shall be granted without payment of cash or other consideration to the Corporation but in consideration of services performed for or for the benefit of the Corporation or any subsidiary corporation by such Participant. Payment of the value of deferred stock units shall be made by the Corporation in shares of Common Stock; provided that, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned deferred stock units. Upon payment in respect of a deferred stock unit, such unit shall be terminated and thereafter forfeited.

(c)     A Participant who is a non-employee director may elect to defer payment of a portion of the Annual Fee otherwise payable to him or her for services to be rendered by any percentage of his or her Annual Fee (subject to such limits and restrictions as may be established from time to time by the Committee).  Such amounts shall be converted to deferred stock units and subject to the terms of the Plan.  In addition, a Participant who is a non-employee director may elect to defer the receipt of any deferred stock units payable to him or her under the Plan (subject to such limits and restrictions as may be established from time to time by the Committee).  Payments in respect of deferred stock units shall be made only at the end of the deferral period applicable to such units, the duration of which deferral period shall be determined by the Committee at the time of grant of such deferred stock units and set forth in the applicable Grant Agreement (or by the Participant in the case of an election to defer the receipt of Common Stock beyond the Vesting Period).  The timing of any deferral election of a new Participant (who is a non-employee director) with respect to Annual Fees and deferred stock units shall be made by a written notice signed by the Participant and delivered to the Corporation not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan or any other plan maintained by the Corporation that provides for the deferral of the Participant’s compensation; provided however, that such initial deferral election shall not apply to any portion of his or her Annual Fees earned or deferred stock units grants for service prior to the date such election form is filed with the Corporation.

(d)     Except as otherwise provided in any Grant Agreement, during such deferral period the Participant shall not have any rights as a shareholder of the Corporation; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the deferral period when such deferred stock units are converted into shares of Common Stock.

(e)     Unless otherwise provided in the Participant’s Grant Agreement or related election form, if a Participant dies while serving as a director, officer or employee of the Corporation or its subsidiary corporation prior to the end of the deferral period, the Participant shall receive payment in respect to such Participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such Participant’s death.

(f)     Unless otherwise provided in a Participant’s Grant Agreement or related election form, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Corporation or its subsidiary corporations upon his or her Disability or Retirement prior to the end of the deferral period, the Participant shall receive payment in respect of such Participant’s deferred stock units at the end of such deferral period.

(g)     Unless otherwise provided in the Participant’s Grant Agreement or related election form, at such time as a Participant ceases to be, or in the event a Participant does not become, a director, officer or employee of, or otherwise performing services for, the Corporation or its subsidiary corporations for any reason other than Disability, Retirement or death, such Participant shall immediately forfeit any unvested deferred stock units which would have matured or been earned at the end of such deferral period.

10.	Grant of Dividend Equivalent Rights

The Committee may include in a Participant’s Grant Agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. In the event such a provision is included in a Grant Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate. Any dividend equivalent rights that may be granted on account of Awards that vest based upon the satisfaction of any performance conditions may only be paid if the underlying performance conditions of the Award are satisfied.

11.	Modification, Amendment, Suspension and Termination

Awards shall not be granted pursuant to the Plan after the expiration of ten years from the date the Plan is adopted by the Board of the Corporation, but Awards granted within said ten year period may extend beyond the termination date of the Plan. The Board reserves the right at any time, and from time to time, to modify or amend the Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board; provided, however, that such action shall not affect Awards granted under the Plan prior to the actual date on which such action occurred. If a modification or amendment of the Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Corporation in order to permit the granting of “Incentive Stock Options” (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholders of the Corporation in such manner as is prescribed by the Code and the regulations thereunder. If the Board voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

12.	Effectiveness of Plan

The Plan shall become effective on the date of its adoption by the Corporation’s Board, subject however to approval by the shareholders of the Corporation in the manner as prescribed in the Code and the regulations thereunder. Awards may be granted under the Plan prior to obtaining shareholder approval, provided such Awards shall not be exercisable until shareholder approval is obtained.

13.	Withholding Taxes

(a) Election to Withhold Shares. The Committee may determine that the Corporation’s tax withholding obligation with respect to Awards paid in Common Stock shall be satisfied by having shares of Common Stock withheld at the time such Awards become taxable. In addition, the Committee may allow Participants to elect to have such share withholding applied to particular Awards. The election must be in a form and manner prescribed by the Corporation and may be subject to limits imposed by the Committee.

(b) Required Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Corporation may require that the Participant or other person receiving or exercising Awards pay to the Corporation the amount of any federal, state or local taxes that the Corporation is required to withhold with respect to such Awards, or the Corporation may deduct from other wages and compensation paid by the Corporation the amount of any withholding taxes due with respect to such Awards.

14.	Grant Agreement; Vesting

Each employee to whom an Award is made under the Plan shall enter into a Grant Agreement with the Corporation that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise, no Award under the Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such Award is made. Further, no dividends with respect to any Award granted under the Plan shall be paid to any Participant unless, and only to the extent that, the underlying Award is fully vested or the restrictions on the underlying Award lapse.

15.	Transferability

Except as provided in Section 6(f), no Award granted under the Plan shall be transferable by a Participant other than (a) by will or the laws of descent and distribution, (b) to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code or (c) to a charitable organization, but in each case only with Committee approval or as provided in a Grant Agreement. Unless otherwise provided in any Grant Agreement, a performance award may be exercised only by the grantee thereof; by his or her Family Member if such person has acquired the performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the performance Award is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing. All provisions of the Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 15, and any transferee of any such Award shall be bound by all provisions of the Plan as and to the same extent as the applicable original grantee.

16.	Transfer of Employee

The transfer of an employee from the parent corporation to a subsidiary corporation, from a subsidiary corporation to the parent corporation, or from one subsidiary corporation to another subsidiary corporation shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

17.	Adjustments

(a) In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Corporation affects shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 3 the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

(b) If the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under the securities laws, then any Participant who has been paid an Award under the Plan based upon or affected by the restated financial report shall be required, at the discretion of the Board, to reimburse the Corporation for all or any portion of such Award.

18.	Severability

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

19.	General Conditions

(a)     Nothing contained in the Plan or any Awards granted pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Corporation or any affiliated or subsidiary corporation or interfere in any way with the rights of the Corporation or any affiliated or subsidiary corporation of the Corporation to terminate his or her employment in any way.

(b)     Action by the Corporation constituting an offer of stock for sale to any employee under the terms of the Awards to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the Award to the employee, regardless of when the Award is actually delivered to the employee or acknowledged or agreed to by such employee.

(c)     The term “parent corporation” and “subsidiary corporation” as used throughout the Plan, and the Awards granted pursuant to the Plan, shall (except as otherwise provided in the Award form) have the meaning that is ascribed to that term in Section 422(b) of the Code and the regulations thereunder, and the Corporation shall be deemed to be the grantor corporation for purposes of applying such meaning.

(d)     References in the Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

20.	Governing Law

The Plan shall be governed by the corporate laws of the State of New Jersey, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

21.	Code Section 409A

All Awards under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered, and construed to comply with Code Section 409A, and all Awards under the Plan that are intended to be exempt from Code Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption.  The Committee shall have the full authority to give effect to the intent of the foregoing sentence.  To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Grant Agreement or deferral election, the terms of the Plan shall govern.  For purposes of applying Code Section 409A to the Plan and any Grant Agreement or deferral election hereunder, each separately identified amount to which a Participant is entitled to under the Plan shall be treated as a separate payment.  In addition, to the extent permissible under Code Section 409A, any series of installment payments made under the Plan shall be treated as a right to a series of separate payments.  Notwithstanding the foregoing, neither the Corporation nor any member of the Board shall have any liability to any person in the event Code Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees.

12